UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2003

Global Energy Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31505	23-3020677

(Commission File Number)	(IRS Employer Identification No.)

2346 Success Drive, Odessa, Florida	33556

(Address of Principal Executive Offices)	(Zip Code)

(727) 372-3939

(Registrant’s telephone number, including area code)

N/A

(Former name, address and telephone number)

Item 7. Financial Statements and Exhibits

(c) Exhibits

     99.1 – Press release issued by Global Energy Group, Inc. on December 17, 2003.

Item 9. Regulation FD Disclosure

     On December 17, 2003, Global Energy Group, Inc. issued a press release, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference. The press release also is available through the Company’s website at www.gegsolutions.com. The information in this Item 9, including the referenced exhibit, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENERGY GROUP, INC.

/s/ Carlos Coe

Carlos Coe, President

Date: December 22, 2003